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                                                              EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus of Mallinckrodt Inc., and to the incorporation by reference of our reports (a) dated July 19, 1995, with respect to the consolidated statements of operations, shareholders' equity and cash flows of Infrasonics, Inc. for the year ended June 30, 1995, included in the Mallinckrodt Inc. Current Report on Form 8-K/A No. 1 dated June 17, 1998 and (b) dated July 19, 1995, with respect to the consolidated balance sheet of Infrasonics, Inc. as of June 30, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended June 30, 1995, included in the Mallinckrodt Inc. Current Report on Form 8-K/A No. 4 dated June 17, 1998.

                                          /s/ Ernst & Young LLP

San Diego, California

June 12, 1998